EXHIBIT 23

Consent of independent REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Annual Report on Form 40-F for the year ended December 31, 2018 of Colliers International Group Inc. of our report dated February 22, 2019, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting which appears in Exhibit 2 incorporated by reference in this Annual Report.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

February 22, 2019